EXHIBIT 4(a)

                                 AMENDMENT NO. 4

                      FOURTH AMENDMENT TO THIRD AMENDED AND
                       RESTATED REVOLVING CREDIT AGREEMENT

         THIS FOURTH AMENDMENT, dated as of the 21st day of April, 1999, by and between Newcor, Inc., a Delaware corporation, of Bloomfield Hills, Michigan (herein collectively called "Company") and Comerica Bank, a Michigan banking corporation, of Detroit, Michigan (herein called "Bank");
                                  WITNESSETH:

         WHEREAS, Company and Bank desire to amend that certain Third Amended and Restated Revolving Credit Agreement dated as of January 15, 1998, entered into by and between Company and Bank, which was amended by an Amendment dated as of February 10, 1998, an Amendment dated as of September 1, 1998 and an Amendment dated as of October 30, 1998 (herein called "Agreement");

         NOW, THEREFORE, it is agreed that the Agreement is amended as follows:

         1.       Section 6.4 of the Agreement is amended to read as follows:

                           "6.4 On a Consolidated statement basis, maintain as
                  of the end of each fiscal quarter, a Funded Debt to EBITDA
                  Ratio of not more than the following amounts during the periods specified below:

                  October 31, 1998 through December 30, 1998.............................................6.5 to 1.0
                  December 31, 1998 through March 30, 1999..............................................6.75 to 1.0
                  March 31, 1999 through March 30, 2000..................................................5.5 to 1.0
                  March 31, 2000 through December 30, 2000..............................................4.75 to 1.0
                  December 31, 2000 and thereafter......................................................4.5 to 1.0"

         2.       Section 6.5 of the Agreement is amended to read as follows:

                  "6.5 On a Consolidated statement basis, maintain, as of the end of each fiscal quarter, a Debt to Capital Ratio of not more than:

         Present through October 30, 1998.................................................................85 to 1.0
         October 31, 1998 through December 30, 1999.......................................................80 to 1.0
         December 31, 1999 and thereafter................................................................75 to 1.0"

         3. Company hereby represents and warrants that, after giving effect to the amendment contained herein, (a) execution, delivery and performance of this Amendment and any other documents and instruments required under this Amendment or the Agreement are within Company's corporate powers, have been duly authorized, are not in contravention of law or the terms of Company's Certificate of Incorporation or Bylaws, and do not require the consent or approval of any governmental body, agency, or authority; and this Amendment and any other documents and instruments required under this Amendment or the Agreement, will be valid and binding in accordance with their terms; (b) the continuing representations and warranties of Company set forth in Sections 5.1 through 5.7 and 5.9 through 5.15 of the Agreement are true and correct on and as of the date hereof with the same force and effect as made on and as of the date hereof; (c) the continuing representations and warranties of Company set forth in Section 5.8 of the Agreement are true and correct as of the date hereof with respect to the most recent financial statements furnished to the Bank by Company in accordance with Section 6.1 of the Agreement; and (d) no event of default, or condition or event which, with the giving of notice or the running of time, or both, would constitute an event of default under the Agreement, has occurred and is continuing as of the date hereof.

         4. This Amendment shall be effective upon (a) execution of this Amendment by Company and Bank and (b) execution by the Guarantors of the attached Acknowledgment.


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         5. Except as modified hereby, all of the terms and conditions of the
Agreement shall remain in full force and effect.

         WITNESS the due execution hereof on the day and year first above written.

COMERICA BANK                           NEWCOR, INC.


By: /s/ Brian E. Marshall               By: /s/ Keith F. Hale
   -----------------------                 ------------------


Its: Vice President                     Its: President and CEO
                                            ------------------


                                        By: /s/ Thomas D. Parker
                                           ---------------------


                                        Its:  Vice President and Secretary
                                            ------------------------------




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                                 ACKNOWLEDGMENT



         The undersigned accept and agree to the Amendment No. 4 to the Third Amended and Restated Revolving Credit Agreement and agree to the continued effectiveness of the Guaranties originally executed and delivered to Comerica Bank by the undersigned on January 15, 1998 and on March 4, 1998, as applicable.

                                            ROCHESTER GEAR, INC.



                                            By: /s/ Keith F. Hale
                                               ------------------

                                            Its: President and Chairman
                                                -----------------------



                                            By: /s/ Thomas D. Parker
                                               ---------------------


                                            Its: Secretary
                                                ----------



                                            ENC CORP.



                                            By:  /s/ Keith F. Hale
                                               -------------------


                                            Its: President and Chairman
                                                -----------------------



                                            By:  /s/ Thomas D. Parker
                                               ----------------------


                                            Its: Secretary
                                                ----------


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DECO TECHNOLOGIES, INC.                          PLASTRONICS PLUS, INC.


By:   /s/ Keith F. Hale                          By: /s/ Keith F. Hale
   --------------------                             ------------------


Its:  President and Chairman                     Its: President and Chairman
    ------------------------                         -----------------------


By:  /s/ Thomas D. Parker
   --------------------
                                                 By:  /s/ Thomas D. Parker
                                                    ----------------------


Its:  Secretary
    -----------
                                                 Its: Secretary
                                                     ----------

DECO INTERNATIONAL, INC.                         NEWCOR M-T-L, INC.


By:  /s/ Keith F. Hale                           By: /s/ Keith F. Hale
   --------------------                             ------------------


Its:  President and Chairman                     Its: President and Chairman
    ------------------------                         -----------------------


By:  /s/ Thomas D. Parker
   ----------------------

                                                 By:  /s/ Thomas D. Parker
                                                    ----------------------
Its:  Secretary
    -----------
                                                 Its: Secretary
                                                     ----------


TURN-MATIC, INC.                                 GRAND MACHINING COMPANY


By:  /s/ Keith F. Hale                           By:  /s/ Keith F. Hale
   -------------------                              -------------------


Its:  President and Chairman                     Its:  President and Chairman
    ------------------------                         ------------------------


By:  /s/ Thomas D. Parker                        By:  /s/ Thomas D. Parker
   ----------------------                           ----------------------


Its:  Secretary                                  Its:  Secretary
    -----------                                      -----------